SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: September 27, 2006
                                        -----------------
                        (Date of earliest event reported)


                              The Eastern Company
                              -------------------
             (Exact name of Registrant as specified in its charter)


Connecticut                         0-599                    06-0330020
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 (State of                 (Commission File Number)        (IRS Employer
incorporation)                                          Identification No.)


                112 Bridge Street, Naugatuck, Connecticut 06770
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               (Address of principal executive offices) (Zip Code)


                                 (203) 729-2255
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              (Registrant's telephone number, including area code)


               --------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communications pursuant to Rule 4d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 3e-4( c) under the Exchange
    Act (17 CFR 240.13e-4( c))


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Section 7 - Regulation FD.

         ITEM 7.01 - Regulation FD Disclosure

         See Item 8.01 below.


Section 8 - Other Events.

         ITEM 8.01 - Other Events

         On September 27, 2006, the Eberhard Manufacturing Division of The Eastern Company received an addendum to the purchase order reported on an 8-K filed on September 6, 2006. That filing announced a purchase order from Armor Holdings, Inc. for a total of 25,700 door latching system components which would be used in a project to retro-fit 6,425 doors for military Humvees.

         The addendum to the above purchase order is to provide an additional 28,000 door latching system components which will result in approximately $16 million of additional sales for the Eberhard Division during the first quarter of 2007 to retro-fit 7,000 military Humvees.

         These systems, in total, will retro-fit 13,425 Humvees as part of the military's up-armor program which will provide additional troop protection. The total purchase orders will result in approximately $31.5 million in sales for the Eberhard Division between September 2006 and March 2007.



                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          The Eastern Company


Date:  September 27, 2006                 By:  /s/Leonard F. Leganza
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                                          Leonard F. Leganza
                                          President and Chief Executive Officer